UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2011

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

(Address of principal executive offices)

011-44-020-7903-5084

(Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

Following a Directors’ resolution by written consent, Tuffnell Ltd. (“the Company’s”) Board of Directors approved a 3 for 1 common stock dividend (the dividend) of the Company’s issued and outstanding common stock, par value .001, with a record date of March 24, 2011 and a payment date of March 25, 2011. Each shareholder will receive a dividend of three (3) common shares for every one (1) share owned on the record date.

The Company had 59,876,667 common shares issued and outstanding prior to the dividend and as a result of the common stock dividend; the Company will have 239,506,668 common shares issued and outstanding following the dividend.

On March 18, 2011 the Company filed a certificate of change with the Secretary of State of the State of Nevada which increased the authorized number of shares of common stock from 75,000,000 shares to 300,000,000 shares $.001 par value.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Exhibit

Exhibit 1.1 Certificate of Change filed with the Secretary of State of the State of Nevada

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2011	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President